NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

CERTIFICATE OF INC, (PROFIT)

SERINO 2 CORP
0400090726

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey State Law on 04/29/2005 and was assigned identification number 0400090726. Following are the articles that constitute its original certificate.

1. **Name:**
   SERINO 2 CORP

2. **The Registered Agent:**
   VINCENT L. VERDIRAMO

3. **The Registered Office:**
   3163 KENNEDY BOULEVARD
   JERSEY CITY, NJ 07306

4. **Business Purpose:**
   General, For Any Lawful Purpose Under N.J.S.A 14A:1-1 et seq.

5. **Stock:**
   2000000

6. **First Board of Directors:**
   VINCENT L. VERDIRAMO
   3163 KENNEDY BOULEVARD

   JERSEY CITY, NJ 07306

7. **Incorporators:**
   VINCENT L. VERDIRAMO
   3163 KENNEDY BOULEVARD

   JERSEY CITY, NJ 07306

8. **The Main Business Address:**
   3163 KENNEDY BOULEVARD
   JERSEY CITY, NJ 07306

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NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

CERTIFICATE OF INC, (PROFIT)

SERINO 2 CORP
0400090726

Signatures:
VINCENT L. VERDIRAMO

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 05/02/2005

John E McCormac, CPA
Treasurer of the State of New Jersey